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                                                                    EXHIBIT 23.5


                                             January 19, 1999

Mr. Marvin Kaiser
Chief Financial Officer
The Doe Run Resources Corporation
1801 Park 270 Drive
Suite 300
St. Louis, Missouri 63146
Dear Sirs:

    Pincock, Allen & Holt, a mining consulting firm based in Lakewood, Colorado, hereby consents to the incorporation by reference the reserve statement entitled "The Doe Run Resources Corporation--Reserve Audit--Mineable Reserves as of March 31, 1998" and all references to our firm included in or made part of The Doe Run Resources Corporation's Registration Statement on Form S-4.


                                          Respectfully,
                                          PINCOCK, ALLEN & HOLT
                                          /s/ John W. Rozelle, P.G.
                                          John W. Rozelle, P.G.
                                          Principal Geologist